Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of Ja-Lika Corporation

We consent to the inclusion in this Registration Statement on Form S-1 of Ja-Lika Corporation of our report dated November 2, 2026, on the financial statements of Ja-Lika Corporation as of July 31, 2026 and for the period from June 1, 2026 (inception) to July 31, 2026.

We also consent to the reference to our firm under “Experts.”

Aloba, Awomolo & Partners - PCAOB ID# 7275

Ibadan, Nigeria

November 2, 2026